Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Institutional Trust of our report dated October 17, 2019, relating to the financial statements and financial highlights, which appear in Western Asset Institutional U.S. Treasury Obligations Money Market Fund, Western Asset Institutional Liquid Reserves, and Western Asset Institutional U.S. Treasury Reserves’ Annual Report on Form N-CSR for the year ended August 31, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

December 16, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Institutional Trust of our report dated October 21, 2019, relating to the financial statements and financial highlights, which appear in Western Asset Institutional Government Reserves and Western Asset Select Tax Free Reserves’ Annual Report on Form N-CSR for the year ended August 31, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

December 16, 2019

2